Exhibit 23.3
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements of NxStage Medical, Inc. on Forms S-8 (File No. 333-141804 and 333-130241) and Form S-3 (File No. 333-141808), of our report dated March 31, 2007 on the financial statements of the Medimexico, S. de R.L. de C.V. which is an entity of the Medisystems Group Companies and is incorporated by reference in this Current Report on Form 8-K/A.
/s/ KIM QUEZADA Y ASOCIADOS, S.C.
December 14, 2007
Tijuana, Mexico